UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2020

COVIA HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38510	13-2656671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio		44131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 255-7263

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA*	New York Stock Exchange*

*On June 30, 2020, Covia Holdings Corporation (the “Company”) was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it plans to file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from the New York Stock Exchange (the “NYSE”) upon the completion of all applicable procedures. After the Form 25 is filed by NYSE Regulation, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTC Pink Marketplace on July 2, 2020 under the symbol “CVIAQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2020, Olivier Lambrechts announced his intention to resign from the Board of Directors (the “Board”) of Covia Holdings Corporation (“Company,” “we,” “us,” “our” or “registrant”), effective July 8, 2020, to devote his full attention to his position at SCR-Sibelco NV (“Sibelco”).

The Amended and Restated Stockholders Agreement, dated August 19, 2019, by and between Sibelco and the Company provides that if a vacancy is created due to the resignation of a Sibelco-appointed director, the remaining Sibelco-appointed directors may designate an individual to fill the vacancy. At a meeting held on July 8, 2020, the Sibelco-appointed directors appointed Benny Loix to replace Mr. Lambrechts on the Board. Mr. Loix has not been appointed to any committee of the Board at this time.

Benny Loix, 52, currently serves as the Executive Vice President of Finance – Treasurer and M&A for Sibelco. Mr. Loix joined Sibelco in 2008, where he has held positions of increasing responsibility in the finance and treasury functions. Mr. Loix also served as the Company’s treasurer from July 2018 until March 2020. Mr. Loix holds a master’s degree in Applied Economics from KU Leuven Brussels and a postgraduate degree in Corporate Finance from Vlerick Leuven.

Mr. Loix does not qualify as an independent director under SEC and New York Stock Exchange independence requirements due to his employment with Sibelco, with whom the Company has had a material relationship during the last three fiscal years. As a result, Mr. Loix will receive no compensation for his service as a director. There are no related party transactions between the Company and Mr. Loix that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

Restructuring Support Agreement

As previously reported, on June 29, 2020, the Company and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) voluntarily commenced cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

In connection with the Chapter 11 Cases, the Company Parties entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”), dated June 29, 2020, with certain creditors (the “Consenting Stakeholders”), which contemplated agreed-upon terms for a prearranged plan of reorganization (the “Plan”). Under the Restructuring Support Agreement, the Consenting Stakeholders agreed, subject to certain terms and conditions, to support a financial restructuring of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to the Plan as filed with the Bankruptcy Court.

On July 7, 2020, the Consenting Stakeholders and the Company Parties entered into an Amended and Restated Restructuring Support Agreement (a) to revise the defined term “Required Consenting Stakeholders” to mean those Consenting Stakeholders holding 60.01%, instead of 50.01%, of the aggregate outstanding principal amount of the term loans under that certain Credit and Guaranty Agreement, dated as of June 1, 2018, as amended, that are held by the Consenting Stakeholders and (b) to provide that the Bankruptcy Court must enter, instead of enforce, an order setting the general claims bar date in the Chapter 11 Cases within 60 days of the petition date, which was June 29, 2020; provided that such milestone may be extended by written agreement between the Company and the Required Consenting Stakeholders.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Prime Clerk LLC at http://cases.primeclerk.com/Covia, by calling 1-877-606-3610 (toll-free), or by sending an email to CoviaInfo@PrimeClerk.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Restructuring Support Agreement, dated as of July 7, 2020, by and among the Company Parties and the Consenting Stakeholders.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2020	COVIA HOLDINGS CORPORATION

	By:	/s/ Andrew D. Eich
	Name:	Andrew D. Eich
	Title:	Executive Vice President, Chief Financial Officer and Treasurer